P R E S S

R E L E A S E

Contacts:	Analytical Surveys, Inc.	Pfeiffer High Public Relations, Inc.
	Lori Jones	Geoff High
	Chief Financial Officer	303/393-7044
	210/657-1500	geoff@pfeifferhigh.com

ANALYTICAL SURVEYS ELECTS NEW CHAIRMAN AND NAMES NEW CHIEF EXECUTIVE OFFICER

SAN ANTONIO, Texas -- December 20, 2004 - Analytical Surveys, Inc. (ASI) (Nasdaq SmallCap Market-ANLT), a provider of utility-industry data collection, creation and management services for the geographic information systems (GIS) markets, today announced that its board of directors elected Thomas Roddy as chairman and appointed Lori Jones as chief executive officer. It also announced the resignations of Mr. Livingston Kosberg and Mr. Wayne Fuquay from the board. Mr. Fuquay also resigned as chief executive officer of the Company.

Mr. Roddy is the chairman of San Antonio, Texas-based Lone Star Capital Bank and is former president of Nasdaq-listed Benson Financial Corp. His term as a board member of the San Antonio Branch of the Federal Reserve Bank of Dallas will be completed on December 31, 2004. Mr. Roddy is an independent outside director and will also serve on the audit committee. Mr. Ed Gistaro, who was appointed to the board last week, will serve as the chairman of audit committee.

Ms. Jones, who has served as ASI's chief financial officer since January 2003 and joined the Company's board of directors last week, has led an aggressive initiative to retire corporate debt and strengthen ASI's balance sheet.

"Under the leadership of our restructured board and executive management team, we intend to strengthen relationships with current and prospective customers and seek new prospects to grow the Company," Jones said. "I appreciate the confidence of the board and its appointment of me to the position of ASI's chief executive. I intend to work quickly in the pursuit of strategic opportunities that could enhance shareholder value."

Mr. Kosberg, former chairman, joined the Company's board in 2002 when Tonga Partners, L.P. ("Tonga") exercised its right to appoint a majority of ASI's directors. Tonga relinquished its right to appoint directors after it converted a $1.7 million senior secured convertible promissory note on November 10, 2004, and sold its holdings in ASI common stock.

Mr. Fuquay, who has served as ASI's chief executive officer and a director since March 2004, is departing to pursue other interests.

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Analytical Surveys Inc. provides technology-enabled solutions and expert services for geospatial data management, including data capture and conversion, planning, implementation, distribution strategies and maintenance services. Through its affiliates, ASI has played a leading role in the geospatial industry for more than 40 years. The Company is dedicated to providing utilities and government with responsive, proactive solutions that maximize the value of information and technology assets. ASI is headquartered in San Antonio, Texas and maintains operations in Waukesha, Wisconsin. For more information, visit www.anlt.com.

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding the Company's strategy, future sales, future expenses and future liquidity and capital resources. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in Item 1. Business-- "risk factors" and elsewhere in the Company's Annual Report on Form 10-K.

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